Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-130214) and the Registration Statements on Form S-8 (Nos. 33-62825, 33-62827, 33-62829, 33-62831, 33-62833, 33-62835, 33-62837, 33-62839, 33-62841, 33-62943, 33-63247, 33-63249, 33-63253, 333-03275, 333-03277, 333-118732, 333-19241, 333-77615, 333-59854 and 333-108384) of Burlington Northern Santa Fe Corporation of our report dated February 13, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

February 16, 2006